FOR IMMEDIATE RELEASE

NEWS RELEASE

Nord Resources Corporation
1 W. Wetmore Road, Suite 203
Tucson, Arizona 85705
Tel: (520) 292-0266 Fax: (520) 292-0268

Nord Resources Shares Now Trading on OTC Bulletin Board and TSX

TUCSON, AZ, March 5, 2008 - Nord Resources Corporation (TSX: NRD / OTC BB: NRDS.OB), which is reactivating the Johnson Camp Mine, today announced that its Common Shares are now eligible for quotation on the OTC Bulletin Board under the symbol NRDS.OB. The shares previously were traded on the Pink Sheets and also began trading on the Toronto Stock Exchange on January 18, 2008 (NRD).

"We are pleased that our shares now are trading on the OTC Bulletin Board, providing additional visibility and liquidity for investors. It is another step forward toward meeting our objective of creating value for our shareholders," said John Perry, President and Chief Executive Officer.

About Nord Resources

Nord Resources Corporation explores, develops, and operates mineral properties. The company's primary asset is the Johnson Camp Mine located approximately 65 miles east of Tucson, Arizona.

For further information:
John Perry
President and Chief Executive Officer
Nord Resources Corporation
(520) 292-0266
www.nordresources.com

Investor and Media Relations
Richard Wertheim
Wertheim + Company Inc.,
(416) 594-1600
or
(416) 518-8479 (cell)
or by email at wertheim@wertheim.ca.